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                                                                    Exhibit 10.5



                         EXECUTIVE EMPLOYMENT AGREEMENT

            EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") made as of the ___ day of February, 1997 between Jazz Photo Corp., a New Jersey corporation (the "Company"), and Jerrold Cohen, residing at 599 Correll Avenue, Staten Island, New York 10309 (the "Executive").

            WHEREAS, the Company believes it is in the best interests of the Company to retain the Executive as an executive of the Company on the terms herein provided; and

            WHEREAS, the Executive is desirous of committing himself to serve the Company on the terms herein provided;

            NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

            1. Effectiveness. This Agreement shall be effective as of January 1, 1997 (the "Effective Date")

            2. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions set forth herein for the period commencing on the Effective Date and expiring on the third anniversary thereof, unless such employment is sooner terminated as hereinafter set forth (such period is hereinafter sometimes referred to as the "Term of Executive's Employment").
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            3. Position and Duties. During the Term of Executive's Employment
hereunder, the Executive shall serve as Vice-president, sales and marketing of the Company, reporting to Roger F. Lorenzini, the Chief Executive Officer, and to the Board of Directors of the Company, and shall have responsibility for marketing and sales activities of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Company. The Executive shall devote his entire working time and efforts to the business and affairs of the Company.

            4. Compensation.

                  (a) Executive Base Compensation. During the Term of Executive's Employment hereunder, the Executive shall receive a base salary at the annual rate of $175,000.00 (the "Executive Base Compensation"), or such amount in excess of Executive Base Compensation as the Company shall from time to time determine in its discretion or as shall otherwise be required as provided herein, payable at such intervals or times as shall accord with the Company's normal procedure.

                  (b) Expenses. During the Term of his employment hereunder the Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures currently in effect for the senior executive officers of the Company) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.


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                  (c) Fringe Benefits. The Executive shall be eligible to
participate in or receive benefits under any profit-sharing or pension plan, savings plan, stock option plan, stock purchase plan, medical and health-and-accident plans, or arrangement currently made available by the Company or to be made available in the future to its executives and key management employees, including the Company's 1997 Long-Term Incentive Plan, as currently in effect or any comparable successor plan thereto, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of Base Compensation to the Executive hereunder.

                  (d) Perquisites. The Executive shall be entitled to receive perquisites appertaining to, and consistent with, his office in accordance with such practices as may be adopted by the Company from time to time, including, but not limited to (i) an automobile, the style and year to be chosen at the Company's discretion, for the exclusive use of Executive; and (ii) an automobile allowance in the amount of $600.00 per month.


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                  (e) Life Insurance Policy. The Company shall provide
Executive, at no expense to Executive, with a life insurance policy in the amount of $250,000, the beneficiary of which shall be at Executive's sole and exclusive discretion.

                  (f) Stock Option Grant. The Board of Directors of the Company shall grant to Executive an option to purchase a total of 15,000 shares of the Class A Common Stock of the Company (the "Stock Option") in accordance with the terms and conditions of the Company's 1997 Long-Term Incentive Plan at an exercise price of $1.50 per share.

            5. Termination.

                  (a) Disability. If, based on independent medical advice, from a physician reasonably acceptable to the Company and Executive, the Board of Directors determines that, due to physical or mental illness, the Executive has been unable to perform his duties hereunder for six consecutive months or six non-consecutive months in any twelve month period, the Company may terminate the employment of the Executive by delivering a Notice of Termination specifying a termination date. The return of the Executive to the performance of his duties in accordance with Section 3 hereof prior to the specified termination date shall not render such notice ineffective for the purpose of terminating Executive's employment hereunder.

                  (b) Termination by the Executive. The Executive may terminate his employment hereunder voluntarily, provided that the Executive delivers to the Company a Notice of Termination specifying a termination date not less than ninety (90) days subsequent to the date of such Notice of Termination.


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                  (c) Termination by the Company. The Company may terminate the employment of the Executive, with or without cause, by delivering a Notice of Termination specifying a termination date not less than ninety (90) days subsequent to such Notice of Termination, except that, in the case of a Termination for Cause (as herein defined), a Notice of Termination shall be effective immediately. A "Termination Without Cause" shall mean a termination of the Executive's employment hereunder, other than a "Termination for Cause" as defined herein and other than pursuant to subsections (a), (b) or (d) hereof and a termination by the Executive of his employment hereunder pursuant to the provisions of Section 3(b) hereof. A "Termination for Cause" shall mean, in the context of termination of the employment or the directorship of the Executive, any of the following events or conditions: (i) the Executive's material failure to perform (other than by reason of disability) his or her duties and responsibilities as an employee or director which are not remedied within 30 days after receipt of written notice thereof from the Company, (ii) fraud, embezzlement or other material dishonesty with respect to the Company, (iii) conviction of, or plea of nolo contendere to, any felony or any other crime involving fraud, dishonesty or moral turpitude, (iv) the Executive shall have materially breached any confidentiality or non-competition agreement to which the Executive is a party with the Company directly, or (v) the Executive shall have materially breached this Agreement.

                  (d) The Executive's employment hereunder shall terminate upon his death.


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                  (e) Any termination (1) by the Company pursuant to subsections
5(a) or (c) above or (2) by the Executive pursuant to subsection 5(b) above shall be communicated by written Notice of Termination ("Notice of Termination") to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision relied upon, and shall set forth the facts and circumstances claimed to provide a basis for termination of the Executive's employment hereunder.

                  (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated under Section 5(a), on the date the Executive's employment is terminated by the Company in accordance with a Notice of Termination under Section 5(a), (iii) if the Executive's employment is terminated pursuant to a Notice of Termination under Section 5(c), the date upon which such termination becomes effective pursuant to this Agreement and such Notice of Termination, and (iv) the second anniversary of the Effective Date if the Executive is employed by the Company at such date.

                  (g) Except in the case of a Termination Without Cause pursuant to Section 5(c), the Executive shall be paid all amounts earned to the Date of Termination. In the case of Termination Without Cause during the Executive's employment under this Agreement pursuant to Section 5(c), the Executive shall be paid by the Company his Base Compensation for a period commencing on the day following the Date of Termination and ending on the third anniversary of the Effective Date (as


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defined in Section 1 of this Agreement). Executive's rights under this
Subsection (g) shall survive the termination of his employment under this Agreement.

            6. Confidential Information; Restricted Activities.

                  (a) Confidential Information. Executive acknowledges that Company and its affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its affiliates for protecting Confidential Information and shall never disclose to any person or to any governmental agency or political subdivision of any government (except as required by applicable law or for the proper performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

                  "Confidential Information" means any and all information of the Company and its affiliates that is not generally known by others with whom they compete or do business, or with whom they actively plan to compete or do business. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its affiliates, (ii) the costs, sources of supply, financial performance and


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strategic plans of the Company and its affiliates, (iii) the identity and special needs of the customers of the Company and its affiliates; and (iv) the people and organizations with whom the Company and its affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding, express or implied, that it would not be disclosed.

                  (b) All documents, records, files, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or any of its affiliates and to their customers, prospective customers, vendors, and any other persons with whom the Company has business dealings, including, but not limited to, originals and all copies of all correspondence, soliciting materials, contracts, proposals, analyses, performance data and other written or computer software, data bases, programs and disks, in whole or in part, thereof, whether or not prepared by the Executive, are the sole and exclusive property of the Company and its affiliates ("Documents"). Upon termination of Executive's employment for any reason, whether during the period set forth in Section 2 hereof or thereafter, or at such earlier time or times as the Board may specify, the Executive shall immediately turn over to the Company all Documents maintained by, or under the control or possession of, the Executive.


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                  (c) Restricted Activities.

                  (i) While the Executive is employed hereunder and for a period of two (2) years after his employment terminates (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, coventurer or otherwise, compete with the Company or any of its affiliates within the United States or undertake with any third party any planning for any business competitive with the Company or any of its affiliates. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its affiliates as conducted or under active development at any time during the Executive's employment. Restricted activity includes without limitation accepting employment or a consulting position with any Person who is, or at any time within twelve
(12) months prior to termination of the Executive's employment has been, a customer of the Company or any of its affiliates accounting for 5% or more of the revenues of the Company or such affiliates during its last complete fiscal year. For the purposes of this Section 7, the business of the Company and its affiliates shall include all Products and the Executive's undertaking shall encompass all items, products and services that may be competitive with Products.

                  "Products" mean all products under active development, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its affiliates, together with all services provided or


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under active development by the Company or any of its Affiliates, during the
Executive's employment.

            Notwithstanding the foregoing, nothing herein shall preclude Executive from being employed by a large entity which is engaged in the business of the manufacture, distribution or sale of consumer electronic products, so long as Executive is not directly engaged in the marketing, distribution or sale of products similar to the Products or which compete therewith.

                  (ii) The Executive agrees that, during his employment hereunder, he will not undertake any outside activity, whether or not competitive with the business of the Company or any of its affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its affiliates.

                  (iii) The Executive further agrees that while he is employed by the Company hereunder and during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its affiliates, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with, the Company or any of its affiliates, or solicit or encourage any customer or vendor of the Company or any of its affiliates to terminate or diminish its relationship with them or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its affiliates.


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            "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its affiliates.

            7. Enforcement. The Executive recognizes that his agreement to the terms and conditions of this Section 7 represents a material inducement to the Company to continue the Executive's employment. The Executive acknowledges that irreparable injury may result to the Company and that the Company will have no adequate remedy at law in the event that the Executive breaches any of the provisions of Section 6 hereof. Accordingly, the Executive agrees that in the event of a breach by the Executive of any of the provisions of Section 6, the Company shall, in addition to all other rights and remedies, be entitled to injunctive relief with respect to such breach and/or to a decree for specific performance of the terms of such Section, in each instance without the necessity of showing any irreparable injury or special damages.

            8. Successors.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement


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provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) In the event Executive's employment under this Agreement shall terminate for any reason while any amounts have been earned but not paid as of the applicable Date of Termination as defined herein or are otherwise due the Executive under the terms of Section 5 hereof or by reference thereto, then the right to receive such amount shall survive and be enforceable after the termination of Executive's employment hereunder by the Executive, his successors, assigns, executors, administrators, heirs, legatees, devisees or legal representatives.

            9. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when mailed by United States registered or certified mail, return receipt requested, postage prepaid, transmitted by facsimile transmission or delivered by messenger addressed as follows:

      If to the Executive:
                            Jerrold Cohen
                            599 Correll Avenue
                            Staten Island, New York 10309

      If to the Company:
                            JAZZ Photo Corp.
                            1459 Pinewood Street
                            Rahway, NJ 07065

      With a copy to:       Stephen C. Kahr, Esq.
                            Greenberg & Kahr
                            3 New York Plaza
                            New York, New York 10004


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or to such other address as any such person may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            10. Amendment and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

            11. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without reference to conflicts of laws.

            12. Severability; Survivability. It is the intent of the parties hereto that in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The provisions of Sections 5(g), 6, 7 and 8(b) of this Agreement shall survive the expiration or termination of Executive's employment


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hereunder, whether during the period set forth in Section 2 of this Agreement or thereafter, and the termination of this Agreement.

            13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            14. Only Employment Agreement. From and after the Effective Date, this Agreement shall supersede any and all prior employment agreements between the parties.

            15. Future Negotiations. If the Executive is employed by the Company six (6) months prior to the second anniversary of the Effective Date then the Company and the Executive shall commence good faith negotiations for the purpose of determining whether, and on what basis, if any, they can agree that Executive may be employed by the Company after the third anniversary of the Effective Date. The Executive shall have no obligation under this Section 15 to remain in the employ of the Company and the Company shall have no obligation hereunder to employ the Executive after the second anniversary of the Effective Date.


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            IN WITNESS WHEREOF, the -in have executed this Agreement as of the date and year first above written.



                                       JAZZ PHOTO CORP.



                                  BY: /s/ Jack Benun
                                      -------------------------------
                                      Jack Benun, President



                                      /s/ Jerrold Cohen
                                      -------------------------------
                                      Jerrold Cohen


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